SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2006

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Item 3.01. Transfer of Listing.

(d) On September 12, 2006, the Registrant issued a press release announcing the approval of the listing of its common stock the Nasdaq Global Market, such listing to be effective on or about October 6, 2006. In connection with its listing on the Nasdaq Global Market, the Registrant is voluntarily withdrawing its listing on the American Stock Exchange. A copy of the September 12, 2006 press release is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 12, 2006 announcing the transfer of the Registrant’s common stock listing to the Nasdaq Global Market from the American Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: September 12, 2006	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.

99.1	Press Release dated September 12, 2006 announcing the transfer of the Registrant’s common stock listing to the Nasdaq Global Market from the American Stock Exchange.	5